Exhibit 5  -  Opinion and Consent of Gregory M. Wilson

                                Gregory M. Wilson
                                 Attorney at Law
                              18610 East 32nd Ave.
                              Greenacres, WA 99016
                               Tel. (509) 891-8373
                               Fax (509) 891-8382

February 13, 2002

Board of Directors
Nuclear Solutions, Inc.
1530 E. Commercial St., Ste. 109
Meridian, ID 83642

Re:      Nuclear Solutions, Inc. formerly
         Stock Watch Man, Inc. Registration
         Statement on Form S-8
         (the "Registration Statement")

Gentlemen:

         I have acted as counsel to Nuclear Solutions, Inc., a Nevada corporation, (the "Company") in connection with the issuance of 86,250 shares of the Company's common stock, (the "Shares"), pursuant to the terms and conditions described in the Company's Registration Statement on Form S-8 dated February 13, 2002.

        In connection with the representation, I have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, I am of the opinion that the Shares will be, when issued in accordance with the terms and conditions described in the Company's Registration Statement duly and validly issued, fully paid and non-assessable under applicable provisions of the Nevada Revised Business Corporation Act and the Company's shareholders have no preemptive rights to acquire additional shares of the Company's common stock on account of issuance of the Shares.

         I hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement. I hereby further consent to the reference to this firm in the Registration Statement.

Sincerely,

/s/ Gregory M. Wilson
------------------------
Gregory M. Wilson